EXHIBIT 10.5

EMPLOYMENT AGREEMENT

Party A (Employer)

Name: Sheng Yuan Nutritional Food Co., Ltd.

Type of Registration: Wholly-foreign Owned Enterprise

Address: No. 1358, Century Avenue, Haibin Industrial Park, Jiaonan

Party B (Employee):

Name: Xisen Mu Sex: Male

Date of Birth:

ID Number:

Address:

Adhering to the principle of voluntariness and equality and in accordance with the Labor Law of the People’s Republic of China and related regulations currently in effect, Party A and Party B hereby enter into this Agreement for joint observance in good faith.

I. Term and Place of Performance of Employment Agreement

Article 1

This Agreement shall be of the type described in clause (1) below, as agreed by the Parties.

(1)	Fixed-term contract: The term of this Agreement shall commence on July 1, 2007 and expire on June 30, 2009.

(2)	Contracts without a fixed term: The term of this Agreement shall commence on and expire upon satisfaction of the condition for termination of this Agreement.

(3)	Contract that sets the completion of a specific task as the term to end the contract: The term of this Agreement shall commence on and expire upon completion of .

Among which, the probationary period agreed by the Parties shall commence on                      and expire on                     .

Article 2

The place of performance of this Agreement shall be Qingdao Jiaonan.

II. Job Description

Article 3

Party A employs Party B on President position (type of work) as needed by its production.

Article 4

Party B shall accept Party A’s work arrangement and meet the requirement for quantity and quality set forth for his completion of the task on the position. The task and responsibility of the specific position (type of work) is as follows: As set out in Post Description and Performance Evaluation Form.

Article 5

If, as verified by Party A in its appraisal conducted pursuant to its criteria, Party B is incompetent for the position (type of work), Party A may change Party B’s position (type of work). If changes in the operation of Party A during the performance of this Agreement makes it necessary, Party A may change Party B’s position (type of work) upon mutual agreement of the Parties through consultation.

III. Labor Protection and Working Conditions

Article 6

Party A must provide Party B with labor safety and sanitary conditions consistent with the requirements of the state, province and municipality and necessary labor protection articles, establish and perfect labor safety and sanitation system and procedures for safe operation and production.

Article 7

Party A shall clarify the harm and consequence of the occupational diseases Party B may suffer during his work:                                          protective measures against occupational diseases:                                          and benefit:

Article 8

The Parties shall strictly comply with the industrial accident and occupational disease reporting system adopted by the state, province and municipality. Party B must strictly comply with the procedures for safe operation in the course of production (work). Party B shall have the right to disobey Party A’s direction that is in contravention of rules and regulations or refuse to follow Party A’s peremptory order for risky operation.

Article 9

Party A must take special labor protection measures for female employees and underage workers pursuant to the regulations of the state, province and municipality.

IV. Working Hours, Break and Vacations

Article 10

Party A will arrange Party B to work under the working hours system described in clause (3) below:

(1)	Standard working hours system, under which Party B will work a maximum of eight hours a day and on average a maximum of forty hours a week.

(2)	The working hours system of comprehensive calculation, under which Party B’s daily and weekly working hours on average shall not exceed the daily and weekly statutory working hours respectively.

(3)	Flexible working hours system, under which the working hours, break and vacation of Party B shall be agreed upon by the Parties through consultation, subject to ensured completion of Party A’s work assignments

The practice of the working hours system described in clause (2) or (3) above shall be subject to approval by the labor and social security administrative authority.

Article 11

Party A may, as required by work, upon consultation with the trade union and Party B, extend the working hours by generally no more than one hour a day. If the working hours need be extended for special reasons and if the health of Party B can be guaranteed, the working hours may be extended by no more than three hours a day and no more than thirty-six hours a month.

Article 12

If Party A arranges Party B to work extended hours or work on rest days or statutory holidays, it shall, pursuant to relevant regulations, grant Party B the overtime pay in the following manners:

(1)	Overtime pay shall be paid at the rate of no less than 150% of the daily or hourly wages of Party B if Party B is arranged to work extended working hours on a working day;

(2)	Compensation leave of the same duration as the working rest days shall be granted or overtime pay shall be paid at the rate of no less than 200% of the daily or hourly wages of Party B if Party B is arranged to work on rest days; or

(3)	Overtime pay shall be paid at the rate of no less than 300% of the daily or hourly wages of Party B if Party B is arranged to work on statutory holidays.

Article 13

Party A shall ensure Party B’s right to rest pursuant to the regulations of the state, province and municipality and during the term of this Agreement, Party B shall be entitled to statutory holidays and family leave, matrimonial leave, bereavement leave and maternity leave as set forth by the state, province and municipality.

V. Labor Discipline

Article 14

Party A shall, in accordance with the labor laws, regulations, rules and relevant policies of the state and in light of its actual condition, formulate and perfect rules, regulations and labor disciplines. Party B shall strictly comply with the rules and regulations and labor discipline of Party A, that are formulated in accordance with law, submit to the management of Party A and treat as confidential the trade secret of Party A.

Article 15

Party B shall comply with management regulations set forth by Party A.

Article 16

If Party B breaches any of the rules and regulations and labor discipline of Party A, Party A may, pursuant to its rules and regulations, render disciplinary punishment or, if necessary, rescind this Agreement.

VI. Remuneration and Method and Time of Payment

Article 17

Party A shall, on the principle of distribution according to work, pursuant to the requirements of the state, province and municipality in light of its actual condition, independently formulate its own post salary distribution system and determine the form and standard of salary payment to Party B. The salary paid by Party A to Party B for Party B’s post (type of work) as agreed in this Agreement shall be RMB 30,000 per month.

The salary includes the following:                                          and excludes:                                         .

Article 18

Party A shall pay Party B salary on a monthly (weekly or daily) basis. For the normal labor service provided by Party B to Party A within the statutory working hours or the working hours agreed in this Agreement, Party A shall, prior to the 10th day of each month, pay Party B salary in the form of currency.

Article 19

If Party A practices piecework wage system, the ration and the unit price of piecework shall be determined in a scientific and reasonable manner, If, after completion of the ration of piecework by Party B, Party A arranges Party B to work outside the statutory working hours, Party A shall pay overtime pay to Party B in accordance with relevant regulations.

Article 20

Party A shall establish a mechanism for normal adjustment of salary. During the performance of this Agreement, Party A may, pursuant to the regulations of the state, province and municipality, adjust Party B’s remuneration appropriately, depending on Party A’s operating condition and Party B’s performance.

Article 21

Other particulars of salary payment agreed by the Parties shall be as follows:

VII. Insurance and Benefits

Article 22

The Parties shall participate in social insurance as required by the state, province and municipality. Party A shall make contributions to such social insurance as endowment insurance, unemployment insurance, medical care insurance, work-related injury insurance and maternity insurance for Party B pursuant to the regulations of the state, province and municipality and the social insurance contribution payable by Party B shall be withheld and paid by Party A on behalf of Party B.

Article 23

If Party B suffers from an illness or non-work-related injury, the matters relating to medical benefits and sick pay shall be handled in accordance with the regulations of the state, province, and municipality.

Article 24

The benefits to which a female employee is entitled in her pregnancy, confinement, nursing or birth control surgery period shall be determined in accordance with the regulations of the state, province and municipality.

Article 25

Party A shall create conditions for improvement of employees’ welfare and the benefits of laborers.

VIII Amendment, Rescission and Termination of the Employment Agreement and

Economic Compensation

Article 26

This Agreement shall be amended appropriately if there is any change in the laws, regulations or policies pursuant to which this Agreement is entered into.

Article 27

In the event of a major change in the objective circumstances pursuant to which this Agreement is entered into, which rendered this Agreement incapable of being performed, this Agreement may be appropriately amended upon mutual agreement of the Parties through consultation. The Parties shall enter into an amendment agreement as an appendix to this Agreement.

Article 28

This Agreement may be rescinded upon mutual agreement by Party A and Party B. If the rescission of this Agreement is proposed by Party A, Party A shall pay economic compensation to Party B pursuant to relevant regulations.

Article 29

Party A may rescind this Agreement at any time if Party B falls under any of the following circumstances:

(1)	It is proved, during the probationary period, that Party B has failed to meet employment requirements;

(2)	Party B has seriously violated labor discipline or the rules and regulations of Party A;

(3)	Party B has committed serious dereliction of his duties or graft, causing serious losses to Party A’s interests;

(4)	Party B undergoes re-education through labor or is held criminally liable in accordance with law; or

(5)	Other circumstances set forth by laws and regulations.

Article 30

In any of the following circumstances, Party A may terminate this Agreement with a thirty (30) days prior written notice to Party B and shall pay economic compensation to Party B pursuant to relevant regulations:

(1)	After undergoing a period of medical treatment, Party B with an illness or non-work-related injury is unable to perform his original work duties or another job rearranged by Party A;

(2)	Party B is not competent for his position and remains so even after training or changing his position;

(3)	A major change in the objective circumstances pursuant to which this Agreement was entered into has rendered this Agreement incapable of being performed and Party A and Party B fail to reach agreement on amendment to this Agreement; or

(4)	Other circumstances set forth by laws and regulations.

Article 31

Party A may not rescind this Agreement in accordance with the provisions of Article 30 hereof in any of the following circumstances:

(1)	Party B suffers from an occupational disease or has sustained work-related injury and has been determined by medical appraisal body for labor fitness to be fully or partially disabled;

(2)	Party B suffers from an illness or non-work-related injury and the proscribed time period of medical treatment has not expired;

(3)	Party B, in case of a female employee, is in her pregnancy, confinement or nursing period;

(4)	Other circumstances set forth by laws and regulations.

In case of expiry of this Agreement in the circumstances described in clauses (2) and (3) of this Article 31, the term of this Agreement shall be extended until the expiry of the period of medical treatment or the nursing period.

Article 32

Party B may rescind this Agreement by giving thirty (30) days’ prior written notice to Party A.

Article 33

Party B may notify Party A at any time to rescind the Agreement without prior notice in any of the following circumstances:

(1)	Party B is in the probationary period;

(2)	Party A has coerced Party B to work by violence, threat or illegal restriction on Party B’s personal liberty;

(3)	Party A fails to pay remuneration or provide working conditions in accordance with the terms of this Agreement;

(4)	Party A compels Party B to contribute funds, make equity participation or provide property as security for risk;

(5)	Party A refuses to make social insurance contributions required by law for Party B;

(6)	The remuneration paid by Party A to Party B is lower than the minimum salary standard set forth by the local people’s government; or

(7)	Other circumstances set forth by laws and regulations.

In case of rescission of this Agreement in the circumstances described in clauses (2), (3) and (7) of this Article 33, Party A shall pay economic compensation to Party B.

Article 34

Party B may not rescind this Agreement in any of the following circumstances:

(1)	The result of training received by Party B, the expenses for which are borne by Party A, fails to meet the requirements of the Training Agreement, or Party B has not completed its service term set forth in this Agreement;

(2)	Party B acts as key participant in an uncompleted key scientific research project of the state or in an uncompleted scientific research project of Party A; or

(3)	Other circumstances set forth by laws and regulations.

Article 35

This Agreement shall terminate in any of the following circumstances:

(1)	The term of this Agreement expires;

(2)	Party B retires, resigns or deceases;

(3)	The condition for termination of this Agreement is satisfied; or

(4)	Other circumstances set forth by laws and regulations.

IX. Liability for Breach of Contract

Article 36

If this Agreement is rescinded pursuant to Articles 29 and 32, Party A will not pay economic compensation to Party B.

Article 37

In the event either Party rescinds this Agreement in violation of relevant provisions or the covenant in this Agreement, it shall pay the other Party liquidated damages calculated by multiplying the duration of default (month) by 10% (up to 100%) of the average salary income of Party B in the six months prior to the rescission of this Agreement.

Article 38

The Parties shall enter into ad hoc agreement as appendix hereto in respect of such matters as training and protection of trade secret.

X. Labor Dispute Resolution

Article 39

If any dispute arises in connection with the performance of this Agreement, either Party may apply to Party A’s labor dispute mediation committee for mediation. If the dispute can not be resolved through mediation within thirty days, the Parties shall, within sixty days of the occurrence of the dispute, apply for arbitration to the labor dispute arbitration committee where Party A is located. Either Party disagreeing with the arbitration award may, within fifteen days of its receipt of the arbitration award, institute an action with the people’s court where Party A is located.

Article 40

With respect to any matters not covered by this Agreement, or in case of any conflict between any provision of this Agreement and relevant regulations of the state, province and municipality, such regulations of the state, province and municipality shall apply.

Article 41

This Agreement shall be filled out with fountain pen or writing brush. If altered unilaterally or signed by a person not duly authorized, this Agreement shall be void and null.

Article 42

This Agreement is executed in two counterparts which are of the same force and effect, with each Party holding one counterpart. This Agreement shall take effect on the date on which the Parties affix their signatures thereto.

Other matters to be agreed upon by the Parties

Party A (seal)	Party B (signature)

Legal representative (signature)

(Authorized proxy)

Date: July 1, 2007	Date: July 1, 2007